Exhibit 99.1

KV Pharmaceutical	Contact:
2503 South Hanley Road	Michael Anderson
St. Louis, MO 63144	314-645-6600 x3204
FOR IMMEDIATE RELEASE
KV Pharmaceutical Divests ANDA for Generic Version of Duac®
St. Louis, MO—September 21, 2009—KV Pharmaceutical Company (NYSE: KVa/KVb) today announced the sale to Perrigo Company (NASDAQ: PRGO) of KV’s first-to-file Paragraph IV Abbreviated New Drug Application (ANDA) with the U.S. Food and Drug Administration for a generic equivalent version of GlaxoSmithKline’s Duac® gel.
Under the terms of the transaction, KV will receive $14 million from Perrigo at closing and an additional, $2 million milestone payment upon the completion of a successful technical transfer. Duac® (clindamycin, 1%-benzoyl peroxide, 5%) is indicated for the topical treatment of mild to moderate acne vulgaris.
About KV Pharmaceutical Company
KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, manufactures, markets, and acquires technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The Company markets its technology distinguished products through ETHEX Corporation, a subsidiary that competes with branded products, and Ther-Rx Corporation, the company’s branded drug subsidiary.
For further information about KV Pharmaceutical Company, please visit the Company’s corporate Web site at www.kvpharmaceutical.com.
Cautionary Note Regarding Forward-looking Statements
The information in this press release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (“PSLRA”) and which may be based on or include assumptions concerning the operations, future results and prospects of the Company. Such statements may be identified by the use of words like “plan,” “expect,” “aim,” “believe,” “project,” “anticipate,” “commit,” “intend,” “estimate,” “will,” “should,” “could” and other expressions that indicate future events and trends.
All statements that address expectations or projections about the future, including without limitation, product development, product launches, regulatory approvals, market position, acquisitions, sale of assets, revenues, expenditures, resumption of manufacturing and distribution of products and the impact of the recall and suspension of shipments on revenues, and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the “safe harbor” provisions, the Company provides the following cautionary statements identifying important economic, political and technological factors, which among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.
Such factors include (but are not limited to) the following: (1) the ability to continue as a going concern; (2) changes in the current and future business environment, including interest rates and capital and consumer spending; (3) the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized; (4) the possibility of not obtaining FDA approvals or delay in obtaining FDA approvals; (5) acceptance and demand for new pharmaceutical products; (6) the introduction and impact of competitive products and pricing, including as a result of so-called authorized-generic drugs; (7) new product development and launch, including the possibility that any product launch may be delayed or that product acceptance may be less than anticipated; (8) reliance on key strategic alliances; (9) the availability of raw materials and/or products manufactured for the Company under contract manufacturing arrangements with third parties; (10) the regulatory environment, including regulatory agency and judicial actions and changes in applicable law or regulations; (11) fluctuations in revenues; (12) the difficulty of predicting international regulatory approvals, including timing; (13) the difficulty of predicting the pattern of inventory movements by the Company’s customers; (14) the impact of competitive response to the Company’s sales, marketing and strategic efforts, including the introduction or potential introduction of generic or competing products against products sold by the Company and its subsidiaries; (15) risks that the Company may not ultimately prevail in litigation, including challenges to the Company’s intellectual property rights by actual or potential competitors or to the Company’s ability to market generic products due to brand company patents and challenges to other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Company or its subsidiaries, including without limitation the litigation and claims referred to in Note 16 of the Notes to the Consolidated Financial Statements in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 and under the heading “Certain Other Matters” in the Company’s Form 8-K filed with the SEC on April 30, 2009; (16) the possibility that the Company’s current estimates of the financial effect of certain announced product recalls could prove to be incorrect; (17) whether any product recalls or product introductions result in litigation, agency action or material damages; (18) the possibility that the findings of the Audit Committee inquiry referenced in the Company’s Form 10-Q for the quarter ended June 30, 2008, Form 12b-25 filed with the SEC on November 13, 2008, Form 12b-25 filed with the SEC on February 2, 2009, Form 12b-25 filed with the SEC on June 6, 2009, Form 8-K filed with the SEC on June 23, 2009, as well as certain other of the Company’s SEC filings, could have a material impact on the Company’s financial results; (19) the satisfaction or waiver of the other closing conditions in the previously disclosed Gestiva™ acquisition agreement; (20) the possibility that the auction rate securities held by the Company may not return to liquidity at their face value; (21) the consent decree between the Company and the FDA and the Company’s suspension of the production and shipment of substantially all of the products that the Company manufactures and the related nationwide recall affecting substantially all of the products that the Company manufactures, as well as the expected material adverse effect on the Company’s revenue, assets and liquidity and capital resources, all as more fully described in the Company’s Form 8-K filed with the SEC on January 26, 2009, the Company’s Form 8-K filed with the SEC on February 26, 2009, the Company’s Form 8-K filed with the SEC on March 3, 2009, the Company’s Form 8-K filed with the SEC on April 30, 2009 and the Company’s Form 8-K filed with the SEC on July 24, 2009; (22) the series of putative class action lawsuits alleging violations of the federal securities laws by the Company and certain individuals, all as more fully described in the Company’s Form 8-K filed with the SEC on January 26, 2009, the Company’s Form 8-K filed with the SEC on February 26, 2009, the Company’s Form 8-K filed with the SEC on April 30, 2009, the Company’s Form 8-K filed with the SEC on July 24, 2009, as well as certain other of the Company’s SEC filings; (23) the possibility that insurance proceeds are insufficient to cover potential losses that may arise from litigation, including with respect to product liability or securities litigation; (24) the informal inquiry initiated by the SEC and any related or additional governmental investigative or enforcement proceedings, including actions by the FDA and the U.S. Department of Justice, all as more fully described in the Company’s Form 8-K filed with the SEC on

January 26, 2009, the Company’s Form 8-K filed with the SEC on February 26, 2009, the Company’s Form 8-K filed with the SEC on April 30, 2009 and the Company’s Form 8-K filed with the SEC on July 24, 2009; (25) delays in returning, or failure to return, certain or many of the Company’s products to market, including loss of market share as a result of the suspension of shipments, and related costs; (26) sale or licensing of certain assets; (27) the ability to monetize the auction rate securities currently held by the Company, the amount of proceeds to be received from such monetization and the timing of receipt of proceeds by the Company; (28) the timing and ability to realize and receive expected tax refunds, the actual refund amount to be received by the Company subject to any challenges or otherwise and the timing of receipt of the refund by the Company; (29) the possibility that default on one type or class of the Company’s indebtedness could result in cross default under, and the acceleration of, other indebtedness of the Company; (30) difficulties and uncertainties with respect to obtaining additional capital, as more fully described in the Company’s Form 8-K filed with the SEC on July 24, 2009; (31) risks that the costs are greater than expected or that there is a material delay in reconstructing the leased facility used by Particle Dynamics Inc. that was damaged by an accidental fire, as described in the Company’s Form 8-K filed with the SEC on June 4, 2009; and (32) the risks detailed from time-to-time in the Company’s filings with the SEC.
This discussion is not exhaustive, but is designed to highlight important factors that may impact the Company’s forward-looking statements. The Company is under no obligation to update any of the forward-looking statements after the date of this press release. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-looking Statements” and the risk factors that are included under the heading “Item 1A—Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2008, as supplemented by the Company’s subsequent SEC filings.